SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  April 20, 1999
                                                  --------------



                            MEDE AMERICA CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


        Delaware                    000-25327                11-3270245
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(State or Other Jurisdiction      (Commission            (I.R.S. Employer
of Incorporation)                 File Number)           Identification No.)


90 Merrick Avenue, Suite 501, East Meadow, New York             11554
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(Address of Principal Executive Offices)                     (Zip Code)




Registrant's telephone number, including area code  (516)542-4500




                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)





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Item 5.  Other Events.
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          On April 20, 1999, MedE AMERICA Corporation (the "Company"), Healtheon
Corporation ("Parent") and Merc Acquisition Corp., a wholly-owned subsidiary of Parent ("Merger Sub") entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into the Company, with the Company being the surviving corporation of such merger
(the "Merger"). Upon consummation of the Merger, the separate existence of Merger Sub will cease, and the existing stockholders of the Company will become stockholders of Parent in accordance with the terms of the Merger Agreement.

          The consideration for the Merger will consist of newly-issued shares of Parent common stock, par value $.0001 per share ("Parent Common Stock"), having an aggregate value of approximately $460 million, based upon the closing sales price of $45.69 per share for the Parent Common Stock as reported on Nasdaq on April 20, 1999. At the effective time of the Merger, each outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") will be converted into the right to receive 0.6593 shares of Parent Common Stock (the "Exchange Ratio"), subject to adjustment as described below.

          In the event that the 10 day average closing price for Parent Common Stock at the time the Company's stockholders meet to authorize the merger (the "Meeting Price") is greater than $63.70 per share, the Company has the option to adjust the Exchange Ratio to a ratio equal to $42 divided by the Meeting Price or, if the Company chooses not to exercise such option, Parent can terminate the Merger Agreement. In the event that the Meeting Price is less than $38.68 per share, Parent has the right to adjust the Exchange Ratio to a ratio equal to $25.50 divided by the Meeting Price or, if the Parent chooses not to exercise such option, the Company can terminate the Merger Agreement.

          Concurrently with the execution of the Merger Agreement, Welsh, Carson, Anderson & Stowe V, L.P., Welsh, Carson, Anderson & Stowe, VI, L.P., WCAS Capital Partners II, L.P., WCAS Information Partners, L.P., William Blair Leveraged Capital Fund Limited Partnership, and William Blair Capital Partners V, L.P. (the "Principal Stockholders") entered into a Voting Agreement with Parent whereby the Principal Stockholders agreed, among other things, to vote their shares of Company Common Stock, which represents approximately 48.1% of total shares of Company Common Stock, in favor of the Merger. However, the Voting Agreement is terminable on the same terms and conditions as the Merger Agreement.

          The consummation of the Merger is subject to certain conditions, including, among other things, approval by the stockholders of the Company and the receipt of all necessary regulatory approvals pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended. Pursuant to the Merger Agreement, Parent and the Company will prepare and file a proxy statement/prospectus to be mailed to stockholders in connection with calling a meeting of the stockholders of the Company to vote on the Merger.




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Item 7.  Financial Statements, Pro Forma Financial Information
         -----------------------------------------------------
         and Exhibits.
         -------------


(c)  Exhibits.

     2.1      Agreement and Plan of Reorganization, dated April 20,
                  1999, by and among the Company, Parent and Merger Sub.*

     99.1     Press Release, dated April 21, 1999.

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*    Certain exhibits and schedules delivered in connection with the
     Reorganization Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant agrees to supplementally furnish to the Commission a copy of any such exhibit or schedule upon request.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            MEDE AMERICA CORPORATION



                                            By:  /s/ Thomas P. Staudt
                                                 --------------------

                                                     Thomas P. Staudt
                                                     President and Chief
                                                       Executive Officer

Date: April 22, 1999





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                                  EXHIBIT INDEX


                                                             Sequentially
Exhibit                                                      Numbered
Number            Exhibit                                    Page
-------           -------                                    ------------
2.1               Agreement and Plan of Reorganization,
                  dated April 20, 1999, by and among
                  the Company, Parent and Merger Sub.

99.1              Press Release, dated April 21, 1999.